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                                                                Exhibit 23.4


                       [KPMG PEAT MARWICK LETTERHEAD]




                            ACCOUNTANTS' CONSENT




The Board of Directors
DIMAC Corporation:


We consent to the use of our report, on the consolidated financial statements of TRANSKRIT Corporation, included herein and to the reference to our firm under the heading "Experts" in the prospectus.



/s/ KPMG Peat Marwick LLP

KPMG Peat Marwick LLP



Roanoke, Virginia
November 10, 1998